EXHIBIT 3.39

CERTIFICATE OF FORMATION

OF

ICG, LLC

This Certificate of Formation of ICG, LLC (the “Company”) has been duly executed and is being duly filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, as amended from time to time.

FIRST: The name of the limited liability company is ICG, LLC.

SECOND: The name and address of the registered office of the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

IN WITNESS WHEREOF, the undersigned, being an authorized individual of the Company, has duly executed this Certificate of Formation as of this 23rd day of September, 2004.

/s/ Wendy L. Teramoto
Wendy L. Teramoto
Authorized Person

CERTIFICATE OF MERGER

MERGING

NEW ICG, LLC

WITH AND INTO

ICG, LLC

(Pursuant to Section 18-209 of the Delaware Limited Liability

Company Act (the “DLLCA”))

ICG, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:

FIRST: The name and jurisdiction of formation of each of the constituent entities in the merger are as follows:

Name	Jurisdiction
ICG, LLC	Delaware
New ICG, LLC	Delaware

SECOND: An Agreement and Plan of Merger, dated as of November 18, 2005 (the “Merger Agreement”), providing for the merger of the constituent entities, has been approved and executed by each of the Company and New ICG, LLC (“New ICG”) in accordance with the DLLCA.

THIRD: The name of the surviving entity is “ICG, LLC.”

FOURTH: The Certificate of Formation of the Company, as now in force and effect, will remain the Certificate of Formation of the surviving entity.

FIFTH: The merger will be effective as of 11:59 p.m. on November 18, 2005.

SIXTH: The executed Merger Agreement is on file at the principal place of business of the surviving entity, the address of which is 2000 Ashland Drive, Ashland, KY 41101.

SEVENTH: A copy of the Merger Agreement will be furnished by the surviving entity, on request and without cost, to any member of the Company or New ICG.

IN WITNESS WHEREOF, the Company, as the surviving entity in the merger, has caused this Certificate of Merger to be signed by its authorized person as of November 18, 2005.

ICG, LLC

By:	/s/ William D. Campbell
Name:	William D. Campbell
Title:	Vice President, Secretary & Treasurer